INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

j2 GLOBAL COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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j2 Global Communications, Inc.

6922 Hollywood Boulevard, Suite 500

Los Angeles, California 90028

Dear Stockholder:

We cordially invite you to attend the j2 Global Communications, Inc. 2004 Annual Meeting of Stockholders. The meeting will be held on Wednesday, April 28, 2004, at 10:00 a.m. local time at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028.

At the meeting, stockholders will vote on important matters. Please take the time to carefully read the proposals described in the attached proxy statement.

Thank you for your support of j2 Global Communications.

Sincerely,

Richard S. Ressler

Chairman of the Board

This proxy statement and the accompanying proxy card are being mailed to j2 Global stockholders beginning about March 22, 2004.

j2 GLOBAL COMMUNICATIONS, INC.

Notice of Annual Meeting of Stockholders

to Be Held on April 28, 2004

We will hold the 2004 Annual Meeting of Stockholders of j2 Global Communications, Inc., a Delaware corporation, at the Hollywood Roosevelt Hotel, located at 7000 Hollywood Boulevard, Los Angeles, California 90028, on Wednesday, April 28, 2004, at 10:00 a.m. local time, for the following purposes:

1.    To elect five directors to serve for the ensuing year and until their successors are elected and qualified;

2.    To ratify the selection of Deloitte & Touche LLP as independent auditors for j2 Global Communications, Inc.; and

3.    To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March 15, 2004 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Jeffrey D. Adelman

Vice President, General Counsel and Secretary

March 22, 2004

Los Angeles, California

j2 GLOBAL COMMUNICATIONS, INC.

6922 Hollywood Boulevard, Suite 500 Los Angeles, California 90028

March 22, 2004

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who Is Soliciting My Vote?

The Board of Directors of j2 Global Communications, Inc. (“j2 Global” or the “Company”) is soliciting your vote at the 2004 Annual Meeting of j2 Global’s stockholders.

What Will I Be Voting On?

A proposal to elect five members to the j2 Global Board of Directors (see page 3).

A proposal to ratify the appointment of Deloitte & Touche LLP as j2 Global’s auditors for 2004 (see page 23).

How Many Votes Do I Have?

You will have one vote for every share of j2 Global common stock you owned on March 15, 2004 (the record date).

How Many Votes Can Be Cast By All Stockholders?

23,139,596, which represents the total number of shares of j2 Global common stock that were outstanding on the record date.

How Many Votes Must Be Present to Hold the Meeting?

A majority of the votes that can be cast, or 11,569,799 votes. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Meeting.

What is the Required Vote to Approve Each Proposal?

In the election of directors, the five nominees receiving the highest number of votes will be elected to the j2 Global Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast. For the ratification of Deloitte & Touche LLP as our independent auditors, the vote of the holders of a majority of shares of j2 Global common stock present or represented and entitled to vote at the Annual Meeting is required.

How Do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you want to vote in person at the Annual Meeting, and you hold your j2 Global stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I Revoke My Proxy?

Yes. Just send in a new proxy card with a later date or send a written notice of revocation to j2 Global’s Secretary at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028. In addition, if you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. Attendance at the Annual Meeting will not by itself revoke a proxy.

What If I Don’t Vote For a Matter Listed On My Proxy Card?

If you return a proxy card without indicating your vote, your shares will be voted for the nominees listed on the card and for the ratification of Deloitte & Touche LLP as auditors for 2004 and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

What If I Vote “Abstain”?

For the purpose of determining whether the stockholders have approved the ratification of Deloitte & Touche LLP, abstentions are treated as shares present or represented and entitled to vote, so abstaining has the same effect as a negative vote. An abstention has no effect on the outcome of the election of directors.

Can My Shares Be Voted If I Don’t Return My Proxy Card and Don’t Attend the Annual Meeting?

If you don’t vote your shares held in street name, your broker can vote your shares on any matter scheduled to come before the meeting.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don’t give your broker instructions on how to vote your shares, or your broker has such discretion but does not exercise it, the votes will be broker non-votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting but which will be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting.

If you don’t vote your shares held in your name, your shares will not be voted and will not be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting.

What Happens if the Meeting is Postponed or Adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

PROPOSAL 1—ELECTION OF DIRECTORS

General

A board of five directors is to be elected at the j2 Global Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for j2 Global’s five nominees named below, each of whom is currently a director of j2 Global. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, neither of which is expected to occur, the proxies will be voted for such nominee as shall be designated by the current j2 Global Board of Directors to fill the vacancy.

Vote Required

Each share of j2 Global common stock may vote for up to five director-nominees. Votes may not be cumulated. If a quorum is present, the five nominees receiving the highest number of votes will be elected to the j2 Global Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast.

The term of office of each person elected as a director will continue until the next j2 Global Annual Meeting or until his successor has been elected and qualified.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees

The names of the nominees, their ages at the record date and certain other information about them are set forth below:

Name	Age	Principal Occupation	Director Since
Richard S. Ressler	45	President, Orchard Capital Corporation	1997
John F. Rieley	61	Entrepreneur	1995
Michael P. Schulhof(1)(2)	60	Private Investor	1997
Robert J. Cresci(1)(2)	60	Managing Director of Pecks Management Partners Ltd.	1998
Douglas Y. Bech(1)(2)	58	Chairman and CEO of Raintree Resorts International, Inc.	2000

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

There are no family relationships among any of the directors or executive officers of j2 Global.

Richard S. Ressler has been the Chairman of the Board and a director since 1997 and served as the Company’s chief executive officer from 1997 to 2000, serving in each of these capacities pursuant to a consulting agreement between the Company and Orchard Capital Corporation. Mr. Ressler is the founder and President of Orchard Capital Corporation, a firm that provides investment capital and advice to companies (including j2 Global) in which Orchard Capital or its affiliates invest. He has been a principal of Orchard Capital since 1994. Mr. Ressler is Chairman of CIM Group, Inc., which acts as an integrated real estate investment and management services firm for institutional investors. He has been a principal of CIM Group and its predecessor since 1994. Mr. Ressler has been Chairman of the Board and a director of MAI Systems, Inc., a hospitality software provider, since 1995 and served as Chief Executive Officer of MAI from 1995 until 1997, serving in each of these capacities pursuant to a consulting agreement between MAI and Orchard Capital.

John F. Rieley is a co-founder and has been a director of j2 Global since 1995. From December 1995 when j2 Global was founded until March 1997, he held various offices with j2 Global. Since March 1997, he has provided consulting services to j2 Global under an agreement between j2 Global and Boardrush Media LLC of which he is the President. He has managed, marketed and consulted on other projects in the media field, the airline industry and in public affairs including his position as President of Flasher Factory, Inc.

Michael P. Schulhof has been a director of j2 Global since 1997. Mr. Schulhof is a private investor in the media, communications and entertainment industry and the Chief Executive Officer of Global Technology Investments, LLC. From 1993 to 1996, he was President and Chief Executive Officer of Sony Corporation of America. Mr. Schulhof is a trustee of the New York University Medical Center and the Brookings Institution. Mr. Schulhof is also a director of SportsLine, USA, Inc., an Internet-based sports media company.

Robert J. Cresci has been a director of j2 Global since 1998. Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the boards of Sepracor, Inc., Luminex Corporation, Aviva Petroleum Ltd., WCH, Inc., SeraCare Life Sciences, Inc., Continucare Corporation, LTWC Corporation and several private companies.

Douglas Y. Bech has served as a director of j2 Global since November 2000. From August 1988 through November 2000, he served as a director of eFax.com. Since August 1997, Mr. Bech has served as Chairman and Chief Executive Officer of Raintree Resorts International, Inc., a company that owns and operates luxury vacation ownership resorts. Mr. Bech was a founding partner of and, since August 1994, has served as a Managing Director of Raintree Capital, LLC, a merchant banking firm. Prior to his present position, Mr. Bech practiced law, most recently from October 1994 to October 1997 as a partner with Akin, Gump, Strauss, Hauer & Feld, LLP. Mr. Bech currently serves on the boards of Frontier Oil Corporation and Pride Companies, L.P.

CORPORATE GOVERNANCE

j2 Global’s Board of Directors has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics, which are both posted, along with the charter for the Audit Committee, on the corporate governance page of our Website. The corporate governance page can be accessed under Investor—Corporate Governance on our Website at www.j2global.com.

Code of Business Conduct and Ethics

j2 Global’s Code of Business Conduct and Ethics applies to all directors, officers and employees of j2 Global, including the President, Chief Financial Officer and Chief Accounting Officer. The Code embodies j2 Global’s commitment to conduct its business in accordance with all applicable laws, rules and regulations, and the highest ethical standards. The code is posted on the corporate governance page of our Website, which can be accessed under Investor—Corporate Governance at www.j2global.com.

Corporate Governance Principles

j2 Global’s Corporate Governance Principles provide guidelines which govern the qualifications and conduct of the Board. The Principles are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ National Market (referred to as the “NASDAQ listing standards”). The j2 Global Corporate Governance Principles address, among other things:

•	the independence and other qualifications of j2 Global board members. The Corporate Governance Principles provide that a majority of the directors shall be independent of j2 Global and its management;

•	how persons are nominated by the Board for election as directors;

•	the functions of the Board in relation to oversight of j2 Global;

•	the approval of compensation of senior management;

•	the organization and basic function of Board committees; and

•	the authority of the Board and committees to engage outside advisors.

BOARD AND BOARD COMMITTEE INFORMATION

Director Independence

Douglas Y. Bech, Robert J. Cresci and Michael P. Schulhof are independent directors, as defined in the NASDAQ listing standards and as determined by our Board of Directors.

Board Meetings and Attendance at Annual Meeting

The Board of Directors of j2 Global held a total of eight meetings during 2003 and conducted business by written consent as well. During 2003, each director attended at least seventy-five percent (75%) of all of the meetings of the Board of Directors and the committees of which he was a member. The Company encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. Two of our directors attended last year’s Annual Meeting.

Executive Sessions

In accordance with the Company’s Corporate Governance Principles, executive sessions of non-management directors are held at least two times a year. The sessions are scheduled and chaired by the Chairman of the Audit Committee. Any non-management director can request that an additional executive session be scheduled.

Identifying Director Nominees; Consideration of Nominees of the Stockholders

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and because the entire Board of Directors effectively functions in the capacity of a nominating committee. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Board of Directors considers the qualifications set forth in j2 Global’s Corporate Governance Principles and follows the procedures set forth below when filling vacancies or adding a new Board member:

•	The Chairman of the Board identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the board.

•	The entire Board of Directors, including a majority of the Independent Directors, confirms this need by voting in favor of the search.

•	The Board of Directors establishes an ad hoc search committee to coordinate the search, which will be chaired by the Chairman of the Board and have a majority of its members be Independent Directors.

•	The search committee initiates a broad ranging search for suitable candidates. In doing so, the committee may use the services of outside search firms and will consider recommendations from members of the Board of Directors, senior executives and stockholders.

•	The search committee will recommend a candidate to the full Board of Directors, who will vote on the recommendation, with the requirement that a majority of the Independent Directors make the final selection.

The Board of Directors will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria in j2 Global’s Corporate Governance Principles. The deadlines and procedures for stockholder submissions of director nominees are described below under “Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting.” Following verification of the stockholder status of persons proposing candidates, the Chairman of the Board makes an initial analysis of the qualifications of any candidate recommended by stockholders to determine whether the candidate is qualified for service on the Company’s Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Chairman, a potential candidate nominated by a stockholder is considered in the same manner as any other potential candidate during the review process by the Board.

Communications with the Board and the Audit Committee

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Interested parties may also submit complaints regarding accounting, internal accounting controls or auditing matters to our Audit Committee. Stockholders may send written communications to the entire Board, to the Audit Committee or to individual members, addressing them to j2 Global Communications, Inc., 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, Attention: Corporate Secretary. Communications by e-mail should be addressed to investor@j2global.com and marked “Attention: Corporate Secretary” in the “Subject” field.

Board Compensation

Each director, other than Richard S. Ressler who is separately compensated as an employee of a consultant that provides his services to the Company, receives an annual retainer of $20,000. Each member of the Audit Committee receives an additional $10,000 per annum (with an additional $10,000 per annum paid for service as the Chairman of the Audit Committee). The Chairman of the Investor Relations Committee also receives an additional $20,000 per annum.

The services of Mr. Ressler as Chairman of the Board are provided to j2 Global pursuant to a consulting agreement. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation—Compensation of j2 Global’s President and Chairman” beginning on page 17 for a description of the terms of that agreement.

j2 Global’s directors are also eligible to participate in j2 Global’s 1997 Stock Option Plan. During 2003, Mr. Schulhof exercised options and warrants to purchase 233,750 shares of common stock at prices ranging from $1.88 to $3.60 per share and sold those shares on the open market. Also during 2003, Mr. Rieley exercised options to purchase 41,250 shares of common stock at prices ranging from $1.88 to $7.05 per share. No other options or warrants were exercised by any of j2 Global’s directors in 2003. See “Executive Officer Compensation and Other Matters—1997 Stock Option Plan” beginning on page 13 for a description of the terms of j2 Global’s 1997 Stock Option Plan.

Board Committees

The Board of Directors has an Audit Committee and a Compensation Committee, each composed solely of independent directors as defined in the NASDAQ listing standards. The charters of the Audit Committee and Compensation Committee are posted under “Corporate Governance” in the Investor Relations portion of j2 Global’s Website at www.j2global.com.

Audit Committee

The Audit Committee currently consists of Messrs. Bech, Schulhof and Cresci, who is the Chairman of the Committee. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards. The Board has determined that Mr. Cresci is an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Audit Committee is responsible for, among other things, retaining and overseeing j2 Global’s independent auditors, approving the services performed by them and for reviewing j2 Global’s financial reporting process, accounting principles and its system of internal accounting controls. The Audit Committee held six meetings in 2003 and conducted business by written consent as well. See the “Audit Committee Report”.

Compensation Committee

The members of the Compensation Committee are Messrs. Bech, Cresci and Schulhof, who is the Chairman of the Committee. The Compensation Committee is responsible for, among other things, administering the Company’s compensation programs, including its stock and benefit plans, for making recommendations to the Board, for approval by a majority of independent directors, with respect to compensation of the Company’s executives and for recommending to the Board changes in the policies that govern the Company’s compensation programs. The Compensation Committee held one meeting in 2003 and conducted business by written consent as well. See the “Report of the Compensation Committee of the Board of Directors on Executive Compensation”.

EXECUTIVE OFFICERS

The following sets forth certain information regarding j2 Global’s executive officers (ages are as of the record date):

Scott M. Jarus, 48, has been President of j2 Global since July 2001. Prior to joining j2 Global, Mr. Jarus was the President and Chief Operating Officer of OnSite Access, Inc., a premier building-centric integrated communications provider, from 1998 to 2001. From 1994 to 1998, Mr. Jarus held various senior management positions in the telecommunications industry, including serving as Senior Vice President of Operations at RCN Telecom, and was co-founder and Vice President of Multimedia Medical Systems, Inc. For nine years prior to 1994, Mr. Jarus served in various senior management positions, including Vice President of Operations of Metromedia Communications.

Nehemia Zucker, 47, has been Chief Marketing Officer since December 2000. He served both as the Company’s Chief Marketing Officer and its Chief Financial Officer from December 2000 through May 2003. From 1996 through December 2000, he served exclusively as j2 Global’s Chief Financial Officer. Prior to joining j2 Global in 1996, Mr. Zucker was Chief Operations Manager of Motorola’s EMBARC division, which packages CNBC and ESPN for distribution to paging and wireless networks. From 1980 to 1996, he held various positions in finance, operations and marketing at Motorola in the United States and abroad.

R. Scott Turicchi, 40, has been j2 Global’s Chief Financial Officer since May 2003, and from March 2000 through May 2003 he served as the Company’s Executive Vice President, Corporate Development. Mr. Turicchi served as a director of j2 Global from 1998 through 2000. From 1990 to 2000, he was a Managing Director in Donaldson, Lufkin & Jenrette Securities Corporation’s (“DLJ”) investment banking department. At DLJ, Mr. Turicchi was responsible for corporate finance activities, including public equity offerings, high grade and high yield debt offerings, private equity placements and mergers and acquisitions advisory services.

Greggory Kalvin, 44, has been j2 Global’s Chief Accounting Officer since May 2003. Prior to becoming Chief Accounting Officer, Mr. Kalvin served as the Company’s Vice President of Finance from December 2000 through May 2003, and as the Company’s Controller from May 1997 until December 2000. Prior to joining j2 Global in 1997, Mr. Kalvin served as a Senior Audit Manager at KPMG LLP and then as Managing Audit Director for Prudential Healthcare, Inc.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of j2 Global common stock as of the record date by each director, by each executive officer, by all such directors and executive officers as a group and each person known to us to be beneficial owners of more than 5% of our common stock.

Name	Number of Shares Beneficially Owned(2)		Approximate Percentage
Richard S. Ressler(1)	3,868,128	(3)	16.3%
Douglas Y. Bech(1)	64,903	(4)	*
Robert J. Cresci(1)	52,500	(5)	*
John F. Rieley(1)	11,250	(6)	*
Michael P. Schulhof(1)	28,750	(7)	*
Scott M. Jarus(1)	220,355	(8)	*
Nehemia Zucker(1)	17,708	(9)	*
R. Scott Turicchi(1)	276,938	(10)	1.1%
Greggory Kalvin(1)	16,617	(11)	*
FMR Corp.	2,927,200	(12)	12.6%
All directors and named executive officers as a group (9 persons)	4,557,149		18.7%

*	Less than 1%

(1)	The address for all executive officers, directors and director nominees is c/o j2 Global Communications, Inc., 6922 Hollywood Blvd., Suite 500, Los Angeles, CA 90028.

(2)	As of the record date for this meeting, 23,139,596 shares of j2 Global common stock were outstanding.

(3)	Consists of 2,751,756 shares of j2 Global common stock owned by Orchard/JFAX Investors, LLC, 500,000 shares of stock owned by Richard S. Ressler, 110,122 shares of stock owned by The Ressler Family Foundation, 156,250 shares of stock which Orchard/JFAX Investors may purchase pursuant to warrants which are exercisable in full at this time, and options owned by Mr. Ressler to acquire 350,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting. Mr. Ressler is the manager of Orchard/JFAX Investors and a trustee of The Ressler Family Foundation, but has disclaimed beneficial ownership of any shares of j2 Global common stock in which he has no pecuniary interest.

(4)	Consists of 35,702 shares of j2 Global common stock owned by Douglas Y. Bech, 5,026 shares of stock owned by the AYBech Trust of 1984, 5,026 shares of stock owned by the KEBech Trust of 1984, and options to acquire 19,149 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting. Mr. Bech is the trustee of the AYBech Trust of 1984 and of the KEBech Trust of 1984, but has disclaimed beneficial ownership of any shares of j2 Global common stock in which he has no pecuniary interest.

(5)	Consists of options to acquire 52,500 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(6)	Consists of options to acquire 11,250 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(7)	Consists of options to acquire 28,750 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(8)	Consists of 37,021 shares of j2 Global common stock and options to acquire 183,334 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(9)	Consists of options to acquire 17,708 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(10)	Consists of 8,312 shares of j2 Global common stock, vested warrants to acquire 71,876 shares of j2 Global common stock and options to acquire 196,750 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(11)	Consists of 1,305 shares of j2 Global common stock and options to acquire 15,312 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(12)	The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. These shares consists of the following: Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 2,171,500 shares of j2 Global common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940; Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 663,400 shares of j2 Global common stock as a result of its serving as investment manager of the institutional account(s); and Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, is the beneficial owner of 92,300 shares of j2 Global common stock. This information is based solely on the information set forth in the Schedule 13G filed by FMR Corp. with the SEC on March 10, 2004.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table shows, as to j2 Global’s President (Principal Executive Officer) and other executive officers as of the end of the last fiscal year, information concerning all compensation paid for services to j2 Global in all capacities during the last three fiscal years.

Long Term Compensation
			Annual Compensation		Securities Underlying Options(#)	All Other Compensation ($)
Name and Principal Position	Year		Salary($)	Bonus($)
Scott M. Jarus President	2003 2002 2001	(1)	270,000 270,000 124,615	116,845 — —	433,334 500,000 500,000	— — —
Nehemia Zucker Chief Marketing Officer	2003 2002 2001		220,000 220,000 196,634	101,217 85,000 14,438	122,770 173,042 202,084	— — —
R. Scott Turicchi Chief Financial Officer	2003 2002 2001		154,821 110,160 171,997	52,369 15,000 18,563	282,000 193,000 185,000	— — —
Greggory Kalvin Chief Accounting Officer	2003 2002 2001		128,942 119,885 115,000	31,920 25,000 2,612	58,374 39,186 37,500	— — —

(1)	Mr. Jarus joined j2 Global in July 2001.

Options Granted in Last Fiscal Year

The following table provides certain information regarding stock options granted during the fiscal year ended December 31, 2003 to j2 Global’s executive officers. As required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

	Individual Grants
	Number of Securities Underlying Options Granted (#)(2)	% of Total Options Granted To Employees In Fiscal Year(3)	Exercise Price ($/SH)(4)(5)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term(1)
					5% ($)	10% ($)
R. Scott Turicchi	89,000	42%	$13.75	05/08/2013	769,610	1,950,342
Greggory Kalvin .	30,000	14%	$13.75	05/08/2013	259,419	657,419

(1)	The potential realizable value illustrates value that might be realized upon exercise of options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of j2 Global’s common stock and the timing of option exercises, as well as the optionee’s continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of j2 Global’s common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2)	All stock options granted have 10-year terms and are exercisable with respect to twenty-five percent (25%) of the shares covered thereby on each anniversary of the date of grant, with full vesting occurring four years following the date of grant. See “—1997 Stock Option Plan” beginning on page 13 for provisions regarding acceleration of the vesting of options.

(3)	j2 Global granted stock options to purchase 212,323 shares of j2 Global’s common stock to employees in the fiscal year ended December 31, 2003.

(4)	Options were granted at an exercise price equal to the closing market value of j2 Global’s common stock as listed on The NASDAQ National Market on the grant date.

(5)	The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already-owned shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by j2 Global’s executive officers during the fiscal year ended December 31, 2003. In addition, the table sets forth the number of shares covered by unexercised stock options held by j2 Global’s executive officers as of December 31, 2003, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2003.

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Scott M. Jarus	66,666	$973,990	183,334	250,000	$4,176,349	$5,695,000
Nehemia Zucker	50,272	$1,028,395	6,250	116,520	$143,188	$2,184,157
R. Scott Turicchi	—	—	174,500	107,500	$3,627,455	$1,375,375
Greggory Kalvin	10,812	$171,364	3,750	54,624	$85,913	$848,806

(1)	Value is based on the $24.79 per share closing price of j2 Global’s common stock on the NASDAQ National Market on December 31, 2003, less the exercise price.

(2)	The value realized represents the difference between the per share closing price of j2 Global’s common stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 regarding shares outstanding and available for issuance under j2 Global’s existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	2,629,626	$4.29	1,976,677

Equity compensation plans not approved by security holders	—		—

Total	2,629,626		1,976,677

(1)	These plans consist of the 2001 Employee Stock Purchase Plan and the Second Amended and Restated 1997 Stock Option Plan.

Employment Contracts, Termination of Employment and Change of Control Arrangements

j2 Global currently has employment contracts with each of Messrs. Jarus and Zucker. j2 Global also has consulting agreements with Orchard Capital Corporation, which supplies the service of Mr. Ressler, and with Boardrush Media LLC, which supplies the services of John F. Rieley, a director and co-founder, and Jens Muller, a former director and a co-founder. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation—Compensation of j2 Global’s President and Chairman” beginning on page 17 for a description of the terms of the Orchard Capital consulting agreement, and see “Certain Transactions—Consulting Agreements” beginning on page 24 for a description of the terms of the Boardrush consulting agreement.

Mr. Jarus’ Contract.    Mr. Jarus entered into an employment agreement with j2 Global upon joining j2 Global as President on July 8, 2001. Under this agreement, Mr. Jarus receives a base salary of $270,000 per year and is eligible to participate in j2 Global’s executive bonus program. He also is entitled to participate in all of j2 Global’s benefits programs. If j2 Global terminates his employment constructively or for any reason other than cause, Mr. Jarus is entitled to severance and continued participation in j2 Global’s health insurance coverage for six months following the date of termination. These severance and continued health insurance coverage obligations would cease in the event Mr. Jarus were to become employed by another company during this period. Also pursuant to this employment agreement, during 2001 j2 Global loaned Mr. Jarus $500,000 towards the purchase of a home in the Los Angeles area. The loan was repaid in full in May 2003.

In accordance with this agreement, j2 Global issued Mr. Jarus options to purchase 500,000 shares of j2 Global’s common stock at an exercise price of $2.01 per share, which was the closing price of j2 Global’s common stock on the NASDAQ National Market on the trading day preceding his date of employment. The agreement provides for accelerated vesting of a portion of Mr. Jarus’ options if he is terminated without cause or constructively terminated within one year following a change in control of j2 Global. Mr. Jarus’ options are governed by j2 Global’s 1997 Stock Option Plan. See “—1997 Stock Option Plan” beginning on this page for a description of the terms of j2 Global’s 1997 Stock Option Plan.

Mr. Zucker’s Contract.    This employment agreement has no specified term and is terminable at will by either party, but provides for severance payments equal to six months’ salary in the event of a termination by j2 Global without cause.

1997 Stock Option Plan

j2 Global’s 1997 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders in November 1997. In May 2001, j2 Global amended and restated the 1997 Stock Option Plan to permit the issuance of restricted stock under the plan. A total of 5,000,000 shares of j2 Global’s common stock have been reserved for issuance under the plan. As of December 31, 2003, options to purchase 2,629,626 shares of common stock were outstanding under the plan, 1,284,318 shares had been issued upon exercise of previously granted options and no shares of restricted stock were outstanding under the plan.

The plan provides for grants to employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-statutory stock options and restricted stock awards to employees, including officers and employee directors, and consultants, who may be non-employee directors.

The plan is administered by the Compensation Committee of j2 Global’s Board of Directors. The plan administrator determines the terms of the options granted and restricted stock awarded, including the exercise price of each option, the number of shares subject to each option and covered by each restricted stock award and the vesting of each option and restricted stock award. The plan administrator also has the full power to select the individuals to whom options and restricted stock will be granted and to make any combination of grants to any participants.

Options generally have a term of 10 years. For options granted in 1999 and prior years, one-third of the options vested on the one-year anniversary of the grant date and each of the remaining one-third portions of the options vested on each annual anniversary of the grant date thereafter. For options granted after 1999, one-quarter of the options vest on the one-year anniversary of the grant date and each of the remaining one-quarter portions of the options vest on each annual anniversary of the grant date thereafter.

The option exercise price may not be less than the higher of the par value or one hundred percent (100%) of the fair market value of j2 Global’s common stock on the date of grant. However, non-statutory options may be granted at exercise prices of not less than the higher of the par value or eighty-five percent (85%) of the fair market value of j2 Global’s common stock on the date the option is granted. In the case of an incentive option granted to a person who at the time of the grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of j2 Global’s common stock, the option exercise price for each share of common stock covered by such option may not be less than one hundred ten percent (110%) of the fair market value of a share of j2 Global’s common stock on the date of grant of such option.

In the event of, among other things, a sale of all or substantially all of j2 Global’s assets, or j2 Global’s merger with or into another corporation, each option and each share of restricted stock will become immediately exercisable in full unless the Board of Directors determines that the holder has been offered substantially identical replacement options or replacement shares of restricted stock, as the case may be, and a comparable position at the acquiring company.

2001 Employee Stock Purchase Plan

j2 Global’s 2001 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors and approved by the stockholders in May and June 2001, respectively. A total of 1,000,000 shares of j2 Global’s common stock have been reserved for issuance under the Purchase Plan. As of December 31, 2003, 109,379 shares had been issued under the Purchase Plan and 890,621 shares were available for future issuance. The Purchase Plan is administered by the Compensation Committee of j2 Global’s Board of Directors.

The Purchase Plan is implemented through sequential offerings, each of which is referred to as an “offering,” the terms of which are referred to herein as “offering periods.” Generally, each offering period is for three months or such other duration as the Compensation Committee shall determine, not to exceed 27 months. Offering periods commence on or about February 1, May 1, August 1 and November 1 of each year and end on or about the next April 30, July 31, October 31 and January 31, respectively.

The purchase price per share for an offering under the Purchase Plan is ninety percent (90%) of the lesser of (a) the fair market value of a share of common stock on the commencement of the offering or (b) the fair market value of a share of common stock on the date of purchase. However, the Compensation Committee, in its sole discretion, may change the purchase price at which each share of common stock may be acquired in an offering so long as the purchase price is not less than eighty-five percent (85%) of the lesser of (x) the fair market value of a share of common stock on the commencement of the offering or (y) the fair market value of a share of common stock on the date of purchase.

By executing an agreement to participate in the Purchase Plan, an eligible employee is entitled to purchase shares under the Purchase Plan, or a “purchase right”. The purchase right consists of an option to purchase a maximum number of shares of common stock determined by either (1) dividing fifteen percent (15%) of such eligible employee’s compensation during the offering period by the purchase price of a share of common stock for such offering period or (2) dividing $12,500 by the fair market value of a share of common stock on the last date of such offering period, whichever is less. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares available for issuance under the Purchase Plan, the Compensation Committee would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each offering period.

Any employee of j2 Global or of any parent or subsidiary corporation of j2 Global designated by the Compensation Committee for inclusion in the Purchase Plan is eligible to participate in an offering under the Purchase Plan so long as the employee has been employed by j2 Global or any designated parent or subsidiary corporation of j2 Global for at least 30 days and is customarily employed at least 20 hours per week and five months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the Purchase Plan would own or hold options to purchase, five percent (5%) or more of the total combined voting power or value of all classes of stock of j2 Global or of any parent or subsidiary corporation of j2 Global is entitled to participate in the Purchase Plan. In addition, no employee is entitled to purchase more than $25,000 worth of stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of j2 Global in any calendar year.

Notwithstanding anything to the contrary set forth in any of j2 Global’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

General

The Compensation Committee of j2 Global’s Board of Directors administers the Company’s compensation programs, including its stock option and employee stock purchase plans; recommends to the Board, for approval by a majority of independent directors, the compensation to be paid to the Company’s executives; recommends to the Board of Directors changes to j2 Global’s compensation policies and benefits programs; and otherwise seeks to ensure that j2 Global’s compensation philosophy is consistent with j2 Global’s best interests and is properly implemented. The Committee currently is comprised of three independent non-employee directors.

Compensation Philosophy

The goals of j2 Global’s compensation program are to align compensation with j2 Global’s overall business objectives and performance, to foster teamwork and to enable j2 Global to attract, retain and reward employees who contribute to its long-term success. The Committee also seeks to establish compensation policies that allow j2 Global flexibility to respond to changes in its business environment.

Compensation Components

Compensation for j2 Global’s executives generally consists of salary, participation in an executive bonus program, and stock option grants and restricted stock awards. The Committee helps the Board of Directors assess past performance and anticipated future contribution of each executive officer in recommending to the Board of Directors, for approval by a majority of independent directors, the total amount and mix of each element of compensation.

Salary.    Base salaries are evaluated annually for all executive officers. In determining appropriate salary levels for such officers to recommend to the Board of Directors for its approval, the Compensation Committee considers, among other factors, the officer’s scope of responsibility, prior experience, and past performance and data on prevailing compensation levels in relevant markets for executive talent.

Bonus Programs.    j2 Global has established two “bonus” programs – one for executives and eligible managers, and the other for all other employees not eligible for the executive plan.

•

Executive Bonus Program.    The bonus program for j2 Global’s executives and eligible managers is designed to encourage and reward senior management for (a) attaining Company-wide financial goals, (b) improving the financial and operational health of j2 Global, and (c) meeting or exceeding individually defined goals and objectives for each executive and eligible manager. j2 Global’s Compensation Committee administers this program subject to final approval by a majority of independent directors. Under this program, j2 Global will establish a “bonus pool” in an amount that will vary based upon j2 Global achieving specific pre-defined financial criteria. If j2 Global achieves 100% of these goals, the bonus pool will equal a percentage of the total annual base salaries of all eligible participants. The bonus pool can increase or decrease based upon greater than or less than 100% of these financial criteria being satisfied. After public release of j2 Global’s 2004 year-end audited financial statements, the Compensation Committee will recommend to the Board of Directors for approval by a majority of independent directors the total amount of the pool, and the amount to be distributed to each participant. The Board of Directors is not obligated to distribute the entire accrued bonus pool, although it expects to do so.

•	Employee Bonus Program. The bonus program for all of j2 Global’s employees (other than those eligible for the Executive Bonus Program) is designed to encourage and reward extraordinary performance. It is referred to by j2 Global as its “Reward & Recognition Program”. Under this program, j2 Global will accrue throughout 2004 an amount equal to 5% of the total annual base salaries and hourly compensation for all employees (except those eligible for the Executive Bonus Program). The timing and amount of each individual reward is determined by the employee’s senior manager, with the concurrence of j2 Global’s President. Awards may occur at any time throughout the year, and are based on an individual’s singular contribution or the contribution of a group of individuals who work as a team. As this pool is intended to reward “exceptional” effort or accomplishment, there is no guarantee that the entire accrued bonus pool will actually be awarded.

Stock Options and Restricted Stock.    Stock option and restricted stock awards are designed to align the interests of executives and employees with the long-term interests of the stockholders. The Compensation Committee approves option grants and restricted stock awards subject to vesting periods to retain executives and employees and encourage sustained contributions. The typical vesting period of options is four-years, 25% on each of the first four anniversaries of the date of grant. The exercise price of options is generally the market price on the date of grant. To date, there have been no grants of restricted stock.

Compensation of j2 Global’s President and Chairman

Mr. Jarus joined j2 Global as President in July 2001. His services are provided to j2 Global pursuant to an employment agreement. See “Executive Officer Compensation and Other Matters—Employment Contracts, Termination of Employment and Change of Control Arrangements” beginning on page 13 for a description of the terms of his employment agreement. The terms of Mr. Jarus’ employment agreement were determined by the Compensation Committee based upon various subjective factors, such as Mr. Jarus’ responsibilities, qualifications and years of experience.

Mr. Ressler’s services as Chairman of the Board are provided pursuant to a consulting arrangement with Orchard Capital Corporation, a company controlled by Mr. Ressler. Mr. Ressler is the Manager of Orchard/JFAX Investors, LLC, one of j2 Global’s principal stockholders. Under this consulting arrangement, which runs for consecutive six-month terms, Orchard Capital’s compensation is $275,000 per year. The agreement is terminable by either party by written notice delivered at least 30 days prior to commencement of the next six-month term. The compensation payable to Orchard Capital pursuant to this consulting arrangement was determined by the Compensation Committee based upon a formal compensation survey and analysis conducted by a third party compensation consultant at the request of the Compensation Committee.

Submitted by the Compensation Committee of the Board of Directors,

Michael P. Schulhof, Chairman

Douglas Y. Bech

Robert J. Cresci

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of j2 Global’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent”, as required by applicable listing standards of Nasdaq. The Committee operates pursuant to a Charter that was last amended and restated by the Board on February 20, 2003, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of j2 Global is responsible for the preparation, presentation and integrity of j2 Global’s financial statements, j2 Global’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing j2 Global’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to j2 Global is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to in the Charter, the Committee recommended to the Board that the audited financial statements be included in j2 Global’s Annual Report on Form 10-K for the year ended December 31, 2003 and filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of j2 Global’s Board of Directors,

Douglas Y. Bech

Robert J. Cresci

Michael P. Schulhof

INFORMATION ABOUT j2 GLOBAL’S AUDITORS

Deloitte & Touche LLP has served as j2 Global’s independent auditors since December 11, 2002. For the fiscal year ended December 31, 2001 and through December 11, 2002, KPMG LLP served as the Company’s independent auditors.

The fees billed to the Company by Deloitte & Touche LLP for services rendered for fiscal 2003 and fiscal 2002 are set forth below.

	2003		2002
Audit Fees	$153,109		$95,000
Audit-Related Fees	8,000	(a)	8,000	(a)
Tax Fees	126,172	(b)	35,323	(b)
All Other Fees	—		—

	$287,281		$138,323

The fees billed to the Company by KPMG LLP for services rendered during fiscal 2003 and fiscal 2002 are set forth below.

	2003	2002
Audit Fees	$22,500	$85,978
Audit-Related Fees	—	4,000	(a)
Tax Fees	—	90,870	(b)
All Other Fees	—	—

	$22,500	$180,848

(a)	Includes fees for services related to the Company’s benefit plan audit.

(b)	Includes fees for services related to tax compliance and tax planning.

Availability of Representatives of Independent Accountant at the Annual Meeting

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available at the meeting to respond to appropriate questions.

Pre-Approval Procedure for Services

The Audit Committee pre-approves all audit and audit-related services. The Audit Committee has delegated to its Chairman, Mr. Cresci, the authority to approve certain non-audit services. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP or KPMG LLP pursuant to these exceptions.

Prior Auditors of j2 Global

On December 11, 2002, j2 Global terminated its relationship with KPMG LLP as the independent accountants of j2 Global. The report of KPMG LLP on j2 Global’s financial statements as of and for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of j2 Global.

In connection with the audit of the year ended December 31, 2001 and the subsequent interim period through December 11, 2002, there were no disagreements between j2 Global and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in their reports on the financial statements for such periods within the meaning of Item 304(a)(1)(iv) of Regulation S-K, an SEC rule. During the fiscal year ended December 31, 2001 and the subsequent interim period through December 11, 2002, no reportable events occurred (as defined in Item 304(a)(1)(iv) of Regulation S-K). KPMG LLP has furnished j2 Global with a letter addressed to the SEC stating that it agrees with the above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The j2 Global Compensation Committee currently consists of Messrs. Bech, Cresci and Schulhof. j2 Global has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable SEC rules. One of j2 Global’s former officers, Richard S. Ressler, but no current officer, served on the Compensation Committee.

PERFORMANCE GRAPH

The following graph compares, for the period that j2 Global’s common stock has been registered under Section 12 of the Exchange Act, the cumulative total stockholder return for j2 Global, the NASDAQ Telecommunications Index and an index of companies that j2 Global has selected and justified as its peer group. Measurement points are July 23, 1999 (the first trading day) and the last trading day in each of j2 Global’s fiscal quarters through the end of fiscal 2003. The graph assumes that $100 was invested on July 23, 1999 in j2 Global’s common stock at the initial public offering price of $19 per share and in each of the indexes, and assumes reinvestment of any dividends. No dividends have been declared or paid on j2 Global’s common stock. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

j2 Global has made a change to the membership of its peer group index this year because TeraGlobal Communications Corp., one of the seven companies included in the peer group when it was first used in j2 Global’s May 2001 proxy statement, is no longer publicly traded. The peer group index now consists of the six surviving members of the peer group: Deltathree Inc., Easylink Services Corporation (formerly Mail.com, Inc.), I-Link Corporation, iBasis Inc., PTEK Holdings, Inc. and Tumbleweed Communications Corp. We believe that the peer group index provides a representative group of companies in the outsourced messaging and communications industry.

[THE PERFORMANCE GRAPH IS SET FORTH ON THE FOLLOWING PAGE]

MEASUREMENT DATE	j2 GLOBAL COMMUNICATIONS, INC.	PEER GROUP COMPOSITE INDEX	NASDAQ TELECOM INDEX
7/23/99	$100.00	$100.00	$100.00
9/99	$ 52.30	$ 76.36	$ 93.86
12/99	$ 70.73	$129.21	$152.54
3/00	$ 52.63	$172.64	$165.55
6/00	$ 16.78	$ 99.82	$139.60
9/00	$ 13.82	$ 68.60	$109.66
12/00	$ 2.96	$ 20.74	$ 69.62
3/01	$ 6.09	$ 9.40	$ 49.29
6/01	$ 10.92	$ 12.21	$ 46.81
9/01	$ 8.92	$ 6.63	$ 30.51
12/01	$ 13.03	$ 9.82	$ 34.80
3/02	$ 23.68	$ 8.85	$ 26.10
6/02	$ 43.24	$ 7.55	$ 15.56
9/02	$ 52.34	$ 5.94	$ 13.28
12/02	$ 50.11	$ 5.85	$ 16.34
3/03	$ 74.58	$ 5.14	$ 17.79
6/03	$121.05	$ 8.19	$ 22.02
9/03	$199.11	$ 13.67	$ 23.46
12/03	$130.47	$ 16.59	$ 27.48

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected, subject to the approval of the shareholders of the Company, Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

Ratification of Deloitte & Touche LLP as j2 Global’s auditors for the fiscal year ending December 31, 2004 requires the affirmative vote of the holders of a majority of shares of j2 Global common stock present or represented and entitled to vote at the Annual Meeting.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2, RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

CERTAIN TRANSACTIONS

Indebtedness of Officers and Directors

As of December 31, 2003, Boardrush Media LLC (“Boardrush”) was indebted to j2 Global in the amount of $173,078. j2 Global advanced this loan to Boardrush on March 17, 1997 and the principal amount of the loan was originally $2,250,000. This loan matures on January 1, 2005 and bears interest at the rate of 6.32% per annum, with interest payments offset against amounts owed by j2 Global to Boardrush under the consulting agreement described below.

In connection with his engagement of employment and relocation to Los Angeles, and pursuant to his employment agreement, during 2001 j2 Global loaned Mr. Jarus $500,000 towards the purchase of a home in the Los Angeles area. Mr. Jarus repaid this loan in full in May 2003.

Consulting Agreements

j2 Global has entered into the following consulting agreements with directors, officers and beneficial owners of more than five percent (5%) of j2 Global’s common stock:

•	j2 Global is a party to a consulting agreement with Boardrush dated March 17, 1999, as amended in January 2000 and again in October 2001 (the “Boardrush Agreement”). Jens Muller, a co-founder and former director of j2 Global, is the Manager and therefore the controlling person of Boardrush. Pursuant to the Boardrush Agreement, Boardrush provides the services of Mr. Muller and John F. Rieley, a current director of j2 Global and also a co-founder, to j2 Global for a maximum of two days each per month. The Boardrush Agreement runs for a term ending on the earlier of the date the Boardrush loan described above is repaid in full, and January 1, 2005. Until March 17, 1999, j2 Global paid Boardrush $400,000 per year, payable in equal monthly payments, pursuant to the Boardrush Agreement. From and after March 17, 1999, Boardrush’s compensation under the Boardrush Agreement consists of forgiveness of interest and principal under the loan described above, with principal reductions being made pro rata over the period from March 17, 1999 through January 1, 2005.

Boardrush has the right to repay the loan at any time either in cash or in j2 Global’s common stock valued at the then current market price. On July 27, 2000, Boardrush prepaid $760,000 of the loan by delivering to j2 Global approximately 125,000 shares of j2 Global’s common stock, valued at $6.062 per share. As a result of this prepayment, and in accordance with the Boardrush Agreement, the following occurred: (a) the requirement in the Boardrush Agreement that Boardrush repay the loan with the proceeds of any sale of j2 Global’s common stock after it has received in excess of $6.0 million was terminated, and (b) Boardrush’s pledge of 1,462,500 shares of j2 Global’s common stock was extinguished.

•	Richard S. Ressler’s services as Chairman of the Board are provided pursuant to a consulting arrangement with Orchard Capital Corporation, a company controlled by Mr. Ressler. Mr. Ressler is also a member and Manager of Orchard/JFAX Investors, LLC, one of j2 Global’s principal stockholders. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation—Compensation of j2 Global’s President and Chairman” beginning on page 17 for a description of the terms of this consulting arrangement.

Office Lease

j2 Global currently leases approximately 28,000 square feet of office space for its headquarters in Los Angeles, California under a lease that expires in January 2010. j2 Global leases the space from CIM/Hollywood, LLC, a limited liability company indirectly controlled by j2 Global’s Chairman, Richard S. Ressler.

Investments in j2 Global by Officers, Directors and Principal Stockholders

Between December 1995 and March 1997, j2 Global issued a total of 3,455,000 shares of common stock to j2 Global’s founders, Messrs. Muller and Rieley, 2,687,500 of which were canceled in March 1997 and reissued to Boardrush. Also in March 1997, j2 Global issued 5,030,000 shares of common stock to Orchard/JFAX Investors, LLC, and 110,000 shares of common stock to Nehemia Zucker. In connection with these issuances, j2 Global entered into a registration rights agreement with those investors. Under this agreement, the investors have the right to participate in registrations initiated by j2 Global, but do not have the right to demand that j2 Global effect a registration. These registration rights will expire on March 17, 2007.

In June 2001, j2 Global repurchased 503,844 shares of common stock and a warrant to acquire 234,376 shares of common stock for $911,000 in cash from an investor group advised by Pecks Management Partners Ltd. (“Pecks”) consisting of Declaration of Trust for Defined Benefit Plans of Zeneca Holdings, Inc., Declaration of Trust for Defined Benefit Plans of ICI American Holdings, Inc., Delaware State Employees’ Retirement Fund and the J.W. McConnell Family Foundation. Robert J. Cresci, one of j2 Global’s directors, is a Managing Director of Pecks. At the same time, Pecks sold 600,006 shares of j2 Global’s common stock to a third party unaffiliated with j2 Global. Prior to disposing of these shares and warrants, Pecks had a right to cause j2 Global to repurchase these shares for $6.40 per share and to purchase these warrants for $3.20 per underlying share upon a change of control of j2 Global. In connection with Pecks’ June 2001 sale of these shares and warrants, these repurchase rights were canceled.

In July 1998, in connection with a preferred stock issuance (which preferred stock was repurchased in 1999), j2 Global issued warrants to acquire a total of 1,562,500 shares of j2 Global’s common stock to the following entities: (a) Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), which acted as placement agent for the offering; (b) affiliates of DLJ; (c) R. Scott Turicchi, who at the time was an employee of DLJ; (d) Orchard/JFAX Investors, LLC; and (e) Pecks. As stated above, j2 Global repurchased the warrants issued to Pecks in June 2001. The remaining warrants, which have an exercise price of $4.80 per share, expire July 1, 2005. Each of the warrant holders has a right to cause j2 Global to repurchase these warrants for $3.20 per underlying share upon a change of control of j2 Global.

We believe that the transactions described above were made on terms no less favorable than could have been obtained from third parties. All transactions were negotiated at arms’ length. j2 Global intends to have all future transactions between j2 Global and its officers, directors and affiliates be approved by a majority of disinterested members of j2 Global’s Board of Directors or one of its committees, as appropriate, in a manner consistent with Delaware law and the fiduciary duties of j2 Global’s directors.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR

NOMINATIONS FOR THE NEXT ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in j2 Global’s proxy statement and form of proxy. The date by which stockholder proposals must be received by j2 Global so that they may be considered for inclusion in the proxy statement and form of proxy for the Company’s 2005 Annual Meeting of Stockholders is November 22, 2004 (or if the date of the next j2 Global Annual Meeting is changed by more than 30 days from the date of the 2004 Annual Meeting, a reasonable time before j2 Global begins to print and mail its proxy materials). Under j2 Global’s Bylaws, stockholder proposals which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by j2 Global not less than 60 days nor more than 90 days prior to the date of the next j2 Global Annual Meeting (unless there are fewer than 70 days between the date the next Annual Meeting is announced and the date it is held, in which case such advance notice must be given at least 10 days after the date of the announcement). Notice of a stockholder’s intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to j2 Global Communications, Inc. at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires j2 Global’s officers (as defined in Rule 16a-1(f)), directors and persons who own more than ten percent (10%) of a registered class of j2 Global’s equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish j2 Global with copies of all Section 16(a) forms they file. Based solely on j2 Global’s review of the copies of such forms received by j2 Global and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all filing requirements applicable to its officers, directors and ten percent (10%) stockholders were complied with during the fiscal year ended December 31, 2003.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

j2 Global is paying the expenses of this solicitation. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, fax, email or similar means.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified j2 Global of their desire to receive multiple copies of the Proxy Statement.

j2 Global will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to j2 Global’s Secretary, 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, (323) 860-9200.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Richard S. Ressler

Chairman of the Board

Los Angeles, California

Dated: March 22, 2004

Appendix A

j2 GLOBAL COMMUNICATIONS, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

I.	Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

II.	Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

1.	in its oversight of the Company’s accounting and financial reporting principles and policies and internal audit controls and procedures;

2.	in its oversight of the Company’s financial statements and the independent audit thereof;

3.	in selecting, evaluating and, where deemed appropriate, replacing the outside auditors (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement); and

4.	in evaluating the independence of the outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence standards. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information; (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors); and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company (“Statement as to Independence”), addressing each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

III.	Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management, the director of the internal auditing department and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.	Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	With respect to the outside auditors,

(i)	to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

(ii)	to review the fees charged by the outside auditors for audit and non-audit services;

(iii)	to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company’s outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors’ independence;

(iv)	to consider the effect of the outside auditors’ provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company on the independence of the outside auditors (it being understood that the Audit Committee will rely on the accuracy of the information provided by the outside auditors as to the services provided and the fees paid and will rely on the representations of management in connection with such consideration); and

(v)	to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

2.	With respect to the internal auditing department,

(i)	to review the appointment and replacement of the director of the internal auditing department; and

(ii)	to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto;

3.	With respect to financial reporting principles and policies and internal audit controls and procedures,

(i)	to advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the outside auditors’ responsibility under generally accepted auditing standards;

•	significant accounting policies;

•	management judgments and accounting estimates;

•	adjustments arising from the audit;

•	the responsibility of the outside auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the outside auditor;

•	difficulties encountered with management in performing the audit;

•	the outside auditor’s judgments about the quality of the entity’s accounting principles; and

•	reviews of interim financial information conducted by the outside auditor;

(iii)	to meet with management, the director of the internal auditing department and/or the outside auditors:

•	to discuss the scope of the annual audit;

•	to discuss the audited financial statements;

•	to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company’s financial statements;

•	to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

•	to discuss significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

•	to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

(iv)	to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

(v)	to discuss with the Company’s General Counsel any significant legal matters that may have a material effect on the financial statements, the Company’s compliance policies, including material notices to or inquiries received from governmental agencies; and

4.	With respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the full Board of Directors; and

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V.	Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

j2 GLOBAL COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS—APRIL 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of j2 Global Communications Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 22, 2004, and hereby appoint(s) Scott M. Jarus, R. Scott Turicchi, and Jeffrey D. Adelman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of j2 Global Communications, Inc., to be held April 28, 2004 at 10:00 a.m., local time, at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028, and at any continuation or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF ALL PROPOSALS SET OUT BELOW, INCLUDING THE ELECTION OF THE NOMINEES TO BE DIRECTORS OF j2 GLOBAL, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS BELOW

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	To elect five directors to serve the ensuing year and until their successors are elected.

☐	FOR	☐	WITHHELD	☐	ABSTAIN

For all Nominees listed below, except as specified to the contrary below.		Withhold authority to vote for all Nominees listed below.

Nominees: Douglas Y. Bech, Robert J. Cresci, John F. Rieley, Richard S. Ressler, Michael P. Schulhof.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the lines provided below.)

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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2.	To ratify the selection of Deloitte & Touche LLP as independent auditors for j2 Global Communications, Inc.

☐	FOR	☐	WITHHELD	☐	ABSTAIN

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

☐	FOR	☐	WITHHELD	☐	ABSTAIN

☐	Mark here for address change and note in the space provided.

Signature(s):                                              Date:

Note: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each person should sign.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

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